Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, $0.0001 par value, of Bioceres Crop Solutions Corp. and further agree that this joint filing agreement be included as an exhibit to this Schedule 13D. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of October 15, 2021.

BIOCERES LLC

By	/s/ Gloria Montaron Estrada
Name: Gloria Montaron Estrada
Title: Manager
Date: October 15, 2021

BIOCERES S.A.

By	/s/ Federico Trucco
Name: Federico Trucco
Title: Attorney-in-fact
Date: October 15, 2021

THEO I SCSp

By	/s/ Gloria Montaron Estrada
Name: Gloria Montaron Estrada
Title: Attorney-in-fact
Date: October 15, 2021